UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2014

XCELMOBILITY INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

303 Twin Dolphins Drive, Suite 600
Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01      Entry into Material Definitive Agreement

Securities Purchase Agreement, Senior Convertible Note and Warrant

            On May 30, 2014 (the “Closing Date”), XcelMobility, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement dated as of the Closing Date (the “Purchase Agreement”) with Hanover Holdings I, LLC, a New York limited liability company (“Hanover”). Pursuant to the terms of the Purchase Agreement, Hanover purchased from the Company on the Closing Date (i) a senior convertible note with an initial principal amount of $350,000 (the “Convertible Note”) and (ii) a warrant to acquire up 3,716,091 shares of the Company’s common stock (the “Warrant”), for a total purchase price of $250,000. The Convertible Note was issued with an original issue discount of approximately 28.57% .

            $40,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Company has properly filed the Registration Statement (defined below) with the Securities and Exchange Commission (“SEC”) on or prior to the Filing Deadline (defined below) covering the resale by Hanover of the shares of Common Stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date. Moreover, $60,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Registration Statement has been declared effective by the SEC on or prior to the Effectiveness Deadline (defined below) and the prospectus contained therein is available for use by Hanover for the resale by Hanover of the shares of Common Stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

            The Convertible Note matures on May 30, 2016 (subject to extension as provided in the Convertible Note) and, in addition to the approximately 28.57% original issue discount, accrues interest at the rate of 8.0% per annum. The Convertible Note is convertible at any time, in whole or in part, at Hanover’s option into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) trade prices of the Common Stock during the 10 consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.12 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Warrant entitles Hanover to purchase up to 3,716,091 shares of Common Stock at any time for a period of one year from the Closing Date at an initial exercise price of $0.040365 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions) (the “Exercise Price”). The Warrant may only be exercised for cash, and the Company has the right to accept or decline any exercise of the Warrant by Hanover.

            At no time will Hanover be entitled to convert any portion of the Convertible Note or exercise any portion of the Warrant to the extent that after such conversion or exercise, Hanover (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date (the “Maximum Percentage”). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of Hanover upon at least 61 days’ prior notice to the Company, or lowered to any other percentage, at the option of Hanover, at any time.

            The Convertible Note includes customary event of default provisions. Upon the occurrence of an event of default, Hanover may require the Company to pay in cash the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

            The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a price equal to 135% of the total amount of such Convertible Note then outstanding. If at any time after the Closing Date, (i) the Closing Bid Price (as defined in the Warrant) of the Common Stock is equal to or greater than 140% of the Exercise Price for a period of 30 consecutive trading days (the “Measuring Period”), (ii) no Equity Conditions Failure (as defined in the Warrant) shall have occurred, and (iii) the aggregate dollar trading volume of the Common Stock for each trading day during the Measuring Period exceeds $3,000 per day, then the Company shall have the right to require Hanover to exercise all, or any part, of the Warrant (up to the Maximum Forced Exercise Amount (defined below)) (the “Forced Exercise”) at the then applicable Exercise Price. The Company will not be permitted to effect a Forced Exercise if, after giving effect to such Forced Exercise, the Company shall have received more than $150,000 in cash, in the aggregate, from one or more exercises of the Warrant. “Maximum Forced Exercise Amount” means, as of any given date, the lesser of (x) the number of shares of Common Stock issuable upon exercise of the Warrant as of such given date and (y) 500% of the average trading volume (as reported on Bloomberg) of the Common Stock on the Company’s principal market on each of the 10 consecutive trading days ending and including the trading day immediately prior to such given date.

            The Company agreed to pay up to $40,000 of reasonable attorneys’ fees and expenses incurred by Hanover in connection with the transaction.

            The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

Registration Rights Agreement

            In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and Hanover also entered into a registration rights agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the SEC to register the resale of the Common Stock into which the Convertible Note may be converted and for which the Warrant may be exercised, on or prior to July 14, 2014 (the “Filing Deadline”) and have it declared effective at the earlier of (i) the 120th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

            If at any time all of the shares of Common Stock underlying the Convertible Note and Warrant are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the shares of Common Stock underlying the Convertible Note and Warrant not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

            The Company also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities. Hanover has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by Hanover to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

            The foregoing descriptions of the Purchase Agreement, the Convertible Note, the Warrant and the Registration Rights Agreement are qualified in their entirety by reference to the provisions of the form of Convertible Note, the Warrant, the Purchase Agreement, and the Registration Rights Agreement filed as exhibits 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K ( the “Report”), respectively, which are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03      Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

            The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Section 3 – Securities and Trading Markets

Item 3.02      Unregistered Sales of Equity Securities

            The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

            The issuance of the Convertible Note and Warrant to Hanover under the Purchase Agreement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Hanover that Hanover is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

            This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Section 8 - Other Events

Item 8.01       Other Events

            On June 5, 2014, the Company issued a press release announcing the issuance of the Convertible Note and Warrant to Hanover, a copy of which is attached to this Report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

(d)                    Exhibits

4.1	Senior Convertible Note issued to Hanover, LLC.

4.2	Warrant issued to Hanover, LLC.

10.1	Securities Purchase Agreement, dated as of May 30, 2014, by and between Hanover Holdings I, LLC and XcelMobility, Inc.

10.2	Registration Rights Agreement, dated as of May 30, 2014, by and between Hanover Holdings I, LLC and XcelMobility, Inc.

99.1	Press Release, dated June 5, 2014

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: June 5, 2014	/s/ Ron Strauss
Ron Strauss
Chairman of the Board of Directors